                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      United States Lime & Minerals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                       UNITED STATES LIME & MINERALS, INC.
                                12221 Merit Drive
                                   Suite 500
                               Dallas, Texas 75251

[UNITED STATES LIME & MINERALS LOGO]






                                 March 26, 1999



     Dear Shareholders:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders at 10:00 a.m. on Friday, April 30, 1999, at the Sheraton Park Central Hotel, 7750 LBJ Freeway, Dallas, Texas, 75251. Please refer to the back of this letter for directions. The Meeting will be preceded by an informal reception starting at 9:30 a.m., at which you will have an opportunity to meet the Directors and Officers of the Company.


         Enclosed with this letter is a Notice of the Annual Meeting, Proxy Statement, and Proxy Card. I urge you to complete, sign, date, and mail the enclosed Proxy Card at your earliest convenience. Regardless of the size of your holdings, it is important that your shares be represented. If you attend the Meeting, you may withdraw your Proxy and vote in person.


         I look forward to meeting and speaking with you at the Annual Meeting on April 30, 1999.

                                                     Sincerely,



                                                     Herbert G.A. Wilson
                                                     President and Chief
                                                     Executive Officer


     Enclosures

                       UNITED STATES LIME & MINERALS, INC.

              Directions to the 1999 Annual Meeting of Shareholders

                      Friday, April 30, 1999, at 10:00 a.m.

                                     at the

                           SHERATON PARK CENTRAL HOTEL
                                7750 LBJ FREEWAY
                               DALLAS, TEXAS 75251
                                  972-233-4421









                                    [GRAPH]





FROM DFW AIRPORT:                     FROM DOWNTOWN DALLAS:
o  North exit from airport            o  North on North Central Expressway
o  East on I-635 (LBJ)                     (U.S. 75)
o  Exit at Coit Road                  o  Exit to Coit Road
o  Turn Right immediately into the         (Exit passes over U.S. 75 and joins
      Sheraton Hotel reception area           Coit Road)
                                      o  Turn Left at second red light onto
                                           Banner Drive
                                      o  At first intersection (Merit Drive),
                                           turn right and immediately turn left
                                           into a lane leading to the rear
                                           entrance to the Sheraton Hotel

                      UNITED STATES LIME & MINERALS, INC.
                                12221 Merit Drive
                                    Suite 500
                               Dallas, Texas 75251

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held On April 30, 1999


To the Shareholders of
         United States Lime & Minerals, Inc.:

         Notice is hereby given that the 1999 Annual Meeting of Shareholders of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), will be held on Friday, the 30th day of April, 1999, at 10:00 a.m., local time at the Sheraton Park Central Hotel, 7750 LBJ Freeway, Dallas, Texas, 75251 (the "Annual Meeting"), for the following purposes:

         1. To elect seven directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

         2. To consider and vote upon a proposal to approve the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as Amended and Restated (the "1992 Plan"), increasing from 380,000 to 480,000 the aggregate number of shares of Common Stock for which options may be granted under the 1992 Plan, and imposing a 70,000-share per-person limit on options granted under the Plan; and

         3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

         Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.


         The Board of Directors has fixed the close of business on March 22, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such shareholders will be available for inspection during usual business hours for ten days prior to the Annual Meeting at the office of the Company in Dallas, Texas.


         All shareholders are cordially invited to attend the Annual Meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a shareholder who has returned a Proxy Card attends the Annual Meeting in person, such shareholder may revoke the Proxy and vote in person on all matters submitted to the shareholders at the Annual Meeting.


                                    By Order of the Board of Directors,



                                    Herbert G.A. Wilson
                                    President and Chief Executive Officer
Dallas, Texas
March 26, 1999

                       UNITED STATES LIME & MINERALS, INC.
                                12221 MERIT DRIVE
                                    SUITE 500
                               DALLAS, TEXAS 75251


                                 PROXY STATEMENT
                                       FOR
                     1999 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 30, 1999

                                  INTRODUCTION

         The accompanying proxy (the "Proxy Card"), mailed together with this proxy statement (the "Proxy Statement"), is solicited by and on behalf of the Board of Directors of United States Lime & Minerals, Inc., a Texas corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the accompanying Notice (the "Annual Meeting"). The approximate date on which this Proxy Statement and Proxy Card were first sent to shareholders of the Company is March 26, 1999.

         Shares of the Company's common stock, par value $0.10 per share (the "Common Stock"), represented by valid Proxies in the form enclosed, duly signed, dated, and returned to the Company and not revoked, will be voted at the Annual Meeting in accordance with the directions given. In the absence of directions to the contrary, such shares will be voted:

                  FOR the election of the seven nominees named in the Proxy Card to the Board of Directors of the Company (the "Board of Directors" or the "Board").

                  FOR the approval of the United States Lime & Minerals, Inc. 1992 Stock Option Plan, as Amended and Restated (the "1992 Plan"), increasing from 380,000 to 480,000 the aggregate number of shares of Common Stock for which options may be granted under the 1992 Plan, and imposing a 70,000-share per-person limit on options granted under the Plan.

         If any other matter is properly brought before the Annual Meeting for action at the Meeting, which is not currently anticipated, the Proxy holders will vote the Proxies in accordance with their best judgment in such matter.

         Any shareholder of the Company returning a Proxy Card has a right to revoke the Proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to Herbert G.A. Wilson, President and Chief Executive Officer, United States Lime & Minerals, Inc., 12221 Merit Drive, Suite 500, Dallas, Texas 75251; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the Annual Meeting.


                   VOTING SECURITIES AND PRINCIPAL SHAREHOLDER

         Only holders of record of Common Stock at the close of business on March 22, 1999, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The presence of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. On the record date for the Annual Meeting, there were issued and outstanding 3,977,189 shares of Common Stock. At the Annual Meeting, each shareholder of record on March 22, 1999, will be entitled to one vote for each share of Common Stock registered in such shareholder's name on the record date.

         The following table sets forth, as of March 22, 1999, information with respect to the only shareholder known to the Company to be the beneficial owner of more than five percent of the issued and outstanding shares of Common Stock:


Name and Address                     Number of Shares               Percent
of Beneficial Owner                 Beneficially Owned              of Class
-------------------                 ------------------              --------
Inberdon Enterprises Ltd.                2,013,448                   50.62%
1020-789 West Pender Street
Vancouver, British Columbia
Canada  V6C 1H2   (1)

------------------------------

(1) Inberdon Enterprises Ltd. ("Inberdon") is principally engaged in the acquisition and holding of securities of aggregate producing companies located in North America. All of the outstanding shares of Inberdon are held, indirectly through a number of private companies, by Mr. George
         M. Doumet.


                              ELECTION OF DIRECTORS

         Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company.

         Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at the Annual Meeting. The Company's Restated Articles of Incorporation prohibit cumulative voting for the election of directors. All duly submitted and unrevoked Proxies will be voted FOR the nominees selected by the Board of Directors except where authorization so to vote is withheld. Abstentions and broker non-votes are not counted in the election of directors.

         The Board of Directors recommends that all shareholders vote FOR the election of all such nominees. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as Proxy holders will have full discretion to vote for another person nominated by the Board.

         The Company has a standing Executive Committee, Audit Committee, and Compensation Committee, but does not have a standing nominating committee. During the fiscal year ended December 31, 1998, the Board of Directors held four meetings, and the Executive Committee held two meetings. The Audit Committee held two meetings, and the Compensation Committee held one meeting. During the fiscal year ended December 31, 1998, each director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board and (b) the total number of meetings held by all committees of the Board on which he served.

         The seven nominees for director are named below. Each has consented to serve as a director if elected. Set forth below is pertinent information with respect to each nominee:

    JOHN J. BROWN

         Mr. Brown, age 66, has served as a director of the Company since July 1993. Mr. Brown is a director and President of Pacific Opportunity Company Ltd., a financial consulting and merchant banking firm located in Vancouver, Canada. He is a director of several public and private firms. From 1990 to 1993, he served as a director and chief financial officer of an "LTL" transportation firm in Western Canada. From 1984 to 1990, Mr. Brown was an investment advisor with a Canadian brokerage firm. Mr. Brown is a Chartered Accountant and was a senior partner with the public auditing firm of Deloitte & Touche, Chartered Accountants, in Vancouver, Canada.

    TIMOTHY W. BYRNE

         Mr. Byrne, age 41, has served as a director of the Company since March 1991. Mr. Byrne was employed with the Company in various capacities from August 1990 to January 1, 1999. Effective that date, he resigned as President, Chief Executive Officer, and Chief Financial Officer. Since his resignation as an executive officer of the Company, Mr. Byrne has continued as an employee of the Company. From December 1997 to December 31, 1998, Mr. Byrne served as President, Chief Executive Officer, and Chief Financial Officer of the Company; from December 1993 to December 1997, he served as Senior Vice President -- Finance and Administration and Chief Financial Officer; and from November 1990 to December 1993, he served as Vice President - Finance and Chief Financial Officer. From 1985 through 1989, Mr. Byrne was a partner in a Washington, D.C., consulting and accounting firm.


    RICHARD W. CARDIN

         Mr. Cardin, age 63, was appointed a director of the Company by the Board in August 1998. In 1995, he retired from Arthur Andersen, LLP after 37 years, serving as an office managing partner for 26 of those years. Mr. Cardin also serves on the board of directors of Atmos Energy Corporation and CCA Prison Realty Trust, both of which are publicly owned companies listed on the New York Stock Exchange. He is also a member of the board of directors of Pulmonary Solutions, Inc., a private health care company, and is the Chairman of the Advisory Committee to the Dean of the College of Business at the University of Tennessee.


    ANTOINE M. DOUMET

         Mr. Doumet, age 39, has served as a director of the Company since July 1993 in the capacity of Vice Chairman. He is a private businessman and investor. From 1989 to 1995, he served as a director of MELEC, a French electrical engineering and contracting company. From 1988 to 1992, Mr. Doumet served as vice president and a director of Lebanon Chemicals Company. Mr. Doumet is the brother of Mr. George M. Doumet, who indirectly owns all of the outstanding shares of Inberdon.


    WALLACE G. IRMSCHER

         Mr. Irmscher, age 76, has served as a director of the Company since July 1993. He was a senior executive with 44 years of diversified experience in the construction and construction materials industry. Since 1995, he has served as a director of N-Viro International Corporation, a company involved in the recycling of industrial waste. From 1993 to 1995, Mr. Irmscher was a director and officer of Newfoundland Resources & Mining Company Limited. Mr. Irmscher has performed consulting services for various companies in the cement, construction, and environmental industries.


    EDWARD A. ODISHAW

         Mr. Odishaw, age 63, has served as a director and Chairman of the Board of the Company since July 1993. He has practiced law in Saskatchewan and British Columbia, Canada, since 1964, with emphasis on commercial law, corporate mergers, acquisitions, and finance. Mr. Odishaw has been a Barrister and Solicitor with the law firm of Boughton Peterson Yang Anderson, located in Vancouver, Canada, since February 1992. From 1972 to 1992, Mr. Odishaw was a Barrister and Solicitor with the law firm of Swinton & Company, Vancouver, Canada. Mr. Odishaw holds directorships in numerous companies in Canada. Mr. Odishaw is a member in good standing of the Law Society of British Columbia and the Canadian Bar Association and is a non-practicing member of the Law Society of Saskatchewan.

    HERBERT G.A. WILSON

         Mr. Wilson, age 49, was appointed a director of the Company by the Board effective January 1, 1999. On that date, he joined the Company as President and Chief Executive Officer in succession to Mr. Byrne. From 1992 until December 1998, he was Chief Operating Officer and Executive Vice President of Global Stone Corporation, a North American public company in the lime and limestone industry, principally operating in the United States. From 1990 until 1992, he was a director of Federated Aggregates, PLC, the vehicle used to form Global Stone. Prior to 1990, Mr. Wilson was managing director of ARC Pipes, Ltd., a division of Hanson, PLC.


                               EXECUTIVE OFFICERS
                           WHO ARE NOT ALSO DIRECTORS


 JOHNNEY G. BOWERS

         Mr. Bowers, age 52, joined the Company in June 1997 and has served as Vice President - Manufacturing since that date. He has over 25 years of engineering and operating experience. From May 1991 until he joined the Company, Mr. Bowers served as director of engineering with Chemical Lime Company. Prior to May 1991, Mr. Bowers held various senior process engineering and project manager positions in the mining and processing industry.


BILLY R. HUGHES

         Mr. Hughes, age 60, joined the Company in June 1973 and has served as Senior Vice President - Sales & Marketing since December 1998. He has more than 25 years of experience in the lime and limestone industry. Mr. Hughes began his employment with the Company as a salesperson for the Arkansas Lime plant. In 1978, he was promoted to sales manager for Arkansas Lime. In 1983, Mr. Hughes was appointed Vice President - Sales and Marketing for both Arkansas Lime and Texas Lime. Mr. Hughes is active in the National Lime Association, having served on its board of directors and executive committee for several years.


RICHARD D. MURRAY

         Mr. Murray, age 58, joined the Company in May 1995 and has served as Vice President - Engineering since that date. He has 34 years of experience in various management and engineering positions. Prior to joining the Company, he was Vice President - Operations for Lone Star Industries, Inc., a leading cement manufacturer.


LARRY T. OHMS

         Mr. Ohms, age 38, joined the Company in July 1994 as Corporate Controller. In December 1998, he was named Corporate Controller and Treasurer. From 1990 until July 1994, Mr. Ohms served as Vice President
         - Finance for My Alarm, Inc., a manufacturer and distributor of two-way voice home security systems. Prior to 1990, Mr. Ohms held positions as plant controller for publicly traded companies, including Flowers Baking Company and Weyerhauser Company.

            SHAREHOLDINGS OF COMPANY DIRECTORS AND EXECUTIVE OFFICERS

         The table below sets forth the number of shares of Common Stock beneficially owned, as of March 22, 1999, by all directors and named executive officers of the Company individually and all directors and executive officers as a group:

                                          Common Stock Beneficially Owned (1)
                                          -----------------------------------
                 Name                   Number of Shares       Percent of Class
                 ----                   -------------------   -----------------
            John J. Brown                      -                       -
            Timothy W. Byrne                77,869 (3)(4)            2.00%
            Richard W. Cardin                2,000                     (6)
            Antoine M. Doumet                  -   (5)                 -
            Wallace G. Irmscher              8,000                     (6)
            Edward A. Odishaw               10,900                     (6)
            Herbert G.A. Wilson              2,500 (2)                 (6)
            Johnney G. Bowers               12,188 (3)(4)              (6)
            Billy R. Hughes                 49,052 (3)(4)            1.20%
            Richard D. Murray               23,273 (3)(4)              (6)

            All Directors
              and Executive Officers
              as a Group (11 persons)      185,782 (2)(3)(4)         4.70%

------------------

(1) All shares are directly held with sole voting and dispositive power unless otherwise indicated.

(2) The named individual serves as one of three members of the Company's Employee Stock Ownership Plan ("ESOP") Administration Committee. The number of shares shown as beneficially owned by the named individual excludes shares that may be deemed to be beneficially owned by the ESOP Administration Committee, as to which the named individual disclaims beneficial ownership.

(3) Includes 6,845, 188, 7,052, 273, and 482 shares allocated to Messrs. Byrne, Bowers, Hughes, Murray, and Ohms, respectively, under the ESOP, as to which they have sole voting power but no dispositive power.

(4) Includes the following shares subject to stock options exercisable within the next 60 days granted under the 1992 Plan: Mr. Byrne, 40,000; Mr. Bowers, 12,000; Mr. Hughes, 42,000; Mr. Murray, 23,000; and Mr. Ohms, 3,000.

(5) The named individual is the brother of Mr. George M. Doumet, who indirectly owns all of outstanding shares of Inberdon.

(6)  Less than 1%.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years earned by the former Chief Executive Officer, Mr. Byrne. The present Chief Executive Officer, Mr. Wilson, was not employed by the Company in 1998. Three other executive officers of the Company earned salaries and bonuses in 1998 that exceeded $100,000:

                                                                  LONG-TERM
                                        ANNUAL COMPENSATION     COMPENSATION   ALL OTHER COMPENSATION
                                        -------------------     ------------   ----------------------
                                                                 SECURITIES
                                                                 UNDERLYING
       NAME AND                                                  OPTIONS (#)      401(k)       ESOP
  PRINCIPAL POSITION          YEAR       SALARY      BONUS            (3)           (4)         (5)
  ------------------          ----       ------      -----       -----------      ------      ------
Timothy W. Byrne (6)          1998       $202,680   $25,000 (2)      15,000       $4,054      $2,226
   Former President and       1997       $169,130   $20,000 (1)           -       $3,373      $2,094
   Chief Executive Officer    1996       $168,833   $12,000 (2)           -       $3,857      $1,572

Johnney G. Bowers (7)         1998       $139,920   $ 8,000 (2)      12,000       $2,798      $1,363
                              1997              -         -               -            -           -
                              1996              -         -               -            -           -

Billy R. Hughes (7)           1998       $149,942   $10,000 (2)      12,000       $2,999      $2,095
                              1997              -         -               -            -           -
                              1996              -         -               -            -           -

Richard D. Murray (7)         1998       $ 96,918   $ 5,000 (2)       3,000       $1,938      $  972
                              1997              -         -               -            -           -
                              1996              -         -               -            -           -

-------------------------

(1) Bonuses, based on executive officer's achievement of defined goals, were accrued and paid in the year shown.

(2) Bonuses, based on the Company's performance, were accrued in the year shown and paid in the following year.

(3)  Options granted pursuant to the 1992 Plan.

(4)  Company contribution to defined contribution plan.

(5)  ESOP share allocation, valued at year-end market price of the Common Stock.

(6) Mr. Byrne resigned as President and Chief Executive Officer effective January 1, 1999.

(7)  Named individuals were elected as Executive Officers during 1998.


       AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR-END OPTION VALUES


         The following table sets forth information with respect to stock options exercised by the named executive officers during 1998 and the number and value of unexercised options held by such executive officers at year end:


                                                            Number of Securities              Value of Unexercised
                        Shares Acquired       Value        Underlying Unexercised             In-the-Money Options
     Name               on Exercise (#)    Realized ($)    Options at Year-End (#)                at Year-End ($)
----------------        ---------------    ------------    -----------------------         -----------------------------
                                                        Exercisable      Unexercisable     Exercisable     Unexercisable
                                                        -----------      -------------     -----------     -------------
Timothy W. Byrne            15,000          47,813        25,000             15,000             -               3,750
Johnney G. Bowers             -              -               -               12,000             -               3,000
Billy R. Hughes               -              -            30,000             12,000          25,000             3,000
Richard D. Murray             -              -            20,000              3,000             -                 750

                 EXECUTIVE EMPLOYMENT AND TERMINATION AGREEMENTS

         The Company has employment agreements with Messrs. Wilson, Bowers, and Hughes. Such employment agreements are designed to ensure that the Company will be able to attract, motivate, and retain highly qualified talent, which is critical to both the short- and long-term success of the Company.

         The agreements provide for a base salary to be reviewed annually. In addition to the base salary, the agreements provide for a bonus (to be determined by the Compensation Committee of the Board of Directors), use of a Company car, reimbursement of business expenses, and participation in the Company's 401(k) plan and ESOP. In case of termination of employment, Mr. Wilson would receive a severance payment equal to one-year's compensation if the Company elects to terminate Mr. Wilson without cause, and a severance payment of up to two-years' compensation in the event of a change of control. In the case of Mr. Bowers, the severance payment would be six months' compensation. Mr. Hughes does not have a severance arrangement, but is generally entitled to one-year's notice before termination. Mr. Wilson's and Mr. Hughes' agreements contain certain post-termination covenants not to compete. Mr. Wilson's agreement is for a stated five-year period. Mr. Bower's and Mr. Hughes' agreements have no expiration dates. Mr. Wilson's agreement also provides that the Company will use its best efforts to ensure that Mr. Wilson is elected as a director of the Company for as long as he serves as Chief Executive Officer.

         Prior to his resignation as President, Chief Executive Officer, and Chief Financial Officer of the Company effective January 1, 1999, Mr. Byrne had a similar employment agreement with the Company. In case the Company would have terminated Mr. Byrne's employment, including upon a change in control, he would have received a severance payment equal to eighteen months' compensation. Mr. Byrne's resignation did not result in his entitlement to any severance payments. Mr. Byrne's agreement contains certain post-termination covenants not to compete. Since his resignation as an executive officer of the Company, Mr. Byrne has continued as an employee of the Company at the same daily salary rate and benefits that he was receiving at the time of his resignation.

                   COMPENSATION OF DIRECTORS AND OTHER MATTERS

         Directors who are not employees of the Company, other than the Chairman of the Board of Directors, are paid an annual retainer of $11,000 plus $600 per day on Company business. The Chairman of the Board is paid an annual retainer of $40,000 plus $800 per day on Company business.

         The Company entered into a consulting agreement with Mr. Wallace G. Irmscher for $2,000 per month, commencing April 1996. Pursuant to the agreement, Mr. Irmscher assisted the Company in pursuing acquisitions and expansion opportunities. The agreement ended in April 1998.

                      REPORT OF THE COMPENSATION COMMITTEE


TO:      The Shareholders of United States Lime & Minerals, Inc.

         As members of the Compensation Committee of the Board of Directors (the "Committee"), we have the responsibility for administering the executive compensation program of the Company. The Compensation Committee reviews and makes recommendations to the full Board of Directors regarding the base salaries and annual incentive compensation for executive officers, and administers the Company's 1992 Stock Option Plan (the "1992 Plan"). The Compensation Committee is composed of Messrs. Odishaw, Doumet, and Irmscher.

                              COMPENSATION POLICIES

         The principal executive compensation policy of the Company, which is endorsed by the Committee, is to provide a compensation program that will attract, motivate, and retain persons of high quality and will support a long-standing internal culture of loyalty and dedication to the interests of the Company and its shareholders. In administering the executive compensation program, the Committee is mindful of the following principles and guidelines which are supported by the full Board:

         Base salaries for executive officers should be competitive. A sufficient portion of annual compensation should be at risk in order to align the interests of executives with those of the shareholders of the Company. This variable part of annual compensation should reflect both individual and corporate performance. As a person's level of responsibility increases, a greater portion of total compensation should be at risk, and the mix of total compensation should be weighted more heavily in favor of stock-based compensation. Stock options provide executives long-term incentive and help align the interests of executives and shareholders in the enhancement of shareholder value.

         As discussed elsewhere in this Proxy Statement, the Company has entered into employment agreements with Messrs. Wilson, Bowers, and Hughes. These agreements provide for an annual base salary, bonus, the use of a Company car, reimbursement of business expenses, participation in the 401(k) plan and ESOP, and severance arrangements. The Committee has determined that such agreements are appropriate means to achieve the Company's overall compensation policies.


                                1998 COMPENSATION

         The Company's executive compensation packages have three separate elements consisting of base salary, annual incentive compensation, and long-term incentive compensation. The compensation packages of Mr. Byrne, Mr. Wilson, and the other executive officers are designed to be competitive within the industry and to provide incentives for both short- and long-term performance in line with the financial interests of the shareholders.

BASE SALARIES. The Committee determined levels of the executive officers' base salaries so as to be competitive with amounts paid to executives performing similar functions in comparable size non-durable manufacturing companies. The amount of each executive's annual increase in base salary, if any, will be based on a number of largely subjective factors, including the personal performance of such executive officer, the performance of the Company, cost-of-living increases, and such other factors as the Committee deems appropriate, including the individual's overall mix between fixed and variable compensation and between cash and stock-based compensation. In January 1998, Mr. Byrne received a salary increase of 11.1% in connection with his promotion in December 1997 from Chief Financial Officer to President and Chief Executive Officer. Salary increases for the other executive officers averaged 6.5%

ANNUAL INCENTIVE COMPENSATION. Each of the Company's executive officers is eligible to receive annual cash bonus awards based on determinations made by the Committee. The Company has not adopted a formal annual bonus plan. Rather, the determination to pay a cash bonus, if any, is based on the Committee's subjective judgment with respect to the past performance of the individual, or on the individual's attainment of objective performance goals set by the Committee. In either such case, the bonus may be based on the specific accomplishments of the individual, or on the overall success of the Company. In November 1998, the Committee determined to award a special bonus to Mr. Byrne of $25,000 based on the achievement of certain performance goals, principally the modernization and expansion of Texas Lime. In the view of the Committee, such bonus award was an appropriate means to reward Mr. Byrne for his performance. Bonuses of $8,000, $10,000, and $5,000 were awarded for the Texas project and the Company's 1998 operating results to Messrs. Bowers, Hughes, and Murray, respectively.

LONG-TERM INCENTIVE COMPENSATION. The Committee also administers the 1992 Plan to provide long-term incentives to its key employees, including executive officers. Grants are based on each individual's position within the Company, level of responsibility, past performance, and expectation of future performance. In 1998, options for 15,000 shares were granted to Mr. Byrne, and options for an aggregate of 27,000 additional shares were granted to the other executive officers. At the end of 1998, Messrs. Byrne, Bowers, Hughes, Murray, and Ohms held options to purchase 40,000, 12,000, 42,000, 23,000, and 3,000 shares, respectively. The Committee has recommended, and the Board of Directors has approved and is submitting to the shareholders for their approval, an amendment to the 1992 Plan increasing from 380,000 to 480,000 the aggregate number of shares for which options may be granted under the Plan. This increase is necessary to allow the Committee to continue to grant options to executive officers under the 1992 Plan in accordance with the principles and guidelines set forth above. See "Proposal To Amend and Restate the Company's 1992 Stock Option Plan."

         Internal Revenue Code of 1986 ("Code") Section 162(m) generally limits the corporate income tax deduction for compensation paid to certain named executive officers to $1 million per year, except for certain qualified and performance-based compensation. The Committee had not seen any need to adopt a policy with regard to qualifying bonus awards and future stock option grants for tax deductibility under Code Section 162(m), since current Company cash compensation is well below the level at which this tax limitation would apply, and most of the Company's stock options granted to date were not subject to the limitation. In connection with the proposed amendment to the 1992 Plan to increase the aggregate number of shares for which options may be granted under the 1992 Plan, the Committee has recommended, and the Board of Directors has approved and is submitting to the shareholders for their approval, a further amendment to the 1992 Plan imposing a 70,000-share per-person limit on options granted under the Plan, along with making certain other minor changes to the Plan, in order to conform the Plan to the requirements of Code Section 162(m). Future options granted under the 1992 Plan, as proposed to be amended and restated, are intended to constitute performance-based compensation not subject to the Code Section 162(m) limitation.

         This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference. This report shall not otherwise be deemed to be filed under such Acts.

                                              COMPENSATION COMMITTEE



                                              Edward A. Odishaw
                                              Antoine M. Doumet
                                              Wallace G. Irmscher

                                PERFORMANCE GRAPH


         The graph below compares the cumulative five-year total shareholders' return on the Company's Common Stock with the cumulative total return on the Nasdaq National Market Index and a group of peer issuers selected on a line-of-business basis, consisting of Global Industrial Technologies and Oglebay Norton Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1993, and that all dividends have been reinvested.



           COMPARISON OF CUMULATIVE 5-YEAR TOTAL SHAREHOLDERS' RETURN
                   AMONG UNITED STATES LIME & MINERALS, INC.,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX






                                    [GRAPH]







                   ASSUMES $100 INVESTED ON DECEMBER 31, 1993
                          ASSUMES DIVIDENDS REINVESTED
                      FISCAL YEAR ENDING DECEMBER 31, 1998


===========================================================================================================================
                                       12/31/93       12/31/94        12/31/95       12/31/96      12/31/97       12/31/98
---------------------------------------------------------------------------------------------------------------------------
COMPANY                                   $100         $120.00         $176.87        $178.67        $152.58        $151.99
---------------------------------------------------------------------------------------------------------------------------
NASDAQ NATIONAL MARKET                    $100         $104.99         $136.18        $169.23        $207.00        $291.96
---------------------------------------------------------------------------------------------------------------------------
PEER GROUP                                $100         $ 97.80         $128.52        $151.48        $146.24        $ 91.65
===========================================================================================================================

                          PROPOSAL TO AMEND AND RESTATE
                      THE COMPANY'S 1992 STOCK OPTION PLAN




INTRODUCTION

         On April 16, 1992, the Board of Directors adopted the Company's 1992 Stock Option Plan (the "1992 Plan"), subject to approval by the Company's shareholders at the 1992 Annual Meeting of Shareholders. The shareholders of the Company approved the 1992 Plan on June 9, 1992. The purpose of the 1992 Plan is to promote the interests of the Company and its shareholders by attracting, retaining, and stimulating the performance of selected employees by giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress.

         As originally adopted, the 1992 Plan reserved an aggregate of 380,000 shares of Common Stock for the grant of options under the Plan, with shares subject to outstanding options that expired or terminated for any reason again being available for the grant of options under the Plan. To date, options to purchase an aggregate of 380,000 shares have been granted under the 1992 Plan, including shares that again became available for option grant as a result of the expiration or termination of outstanding options. At the present time, only 11,000 shares remain available for option grants under the 1992 Plan. The 1992 Plan, by its terms, provides that no options may be granted under the Plan after April 15, 2002, ten years after the Board's adoption of the Plan.

         The Compensation Committee has recommended, and the Board of Directors has approved and is submitting to the shareholders for their approval, an amendment to the 1992 Plan increasing from 380,000 to 480,000 the aggregate number of shares of Common Stock for which options may be granted under the Plan. The Compensation Committee and the Board believe that the 1992 Plan has been effective in achieving its intended purposes. They also believe that the 11,000 shares currently remaining for option grants under the 1992 Plan, even assuming that shares again become available for option grant as a result of the expiration or termination of outstanding options, does not provide a meaningful number of shares to carry the 1992 Plan through the next three years. Moreover, in the employment agreement that the Company entered into with Herbert G.A. Wilson, the Company's new President and Chief Executive Officer, in December 1998, the Company agreed to use its best efforts to increase the number of shares for which options may be granted under the 1992 Plan to cause the Compensation Committee to grant options to Mr. Wilson.

         At this time, the Company is proposing to amend the 1992 Plan to increase the aggregate number of shares of Common Stock for which options may be granted under the Plan by 100,000, to 480,000. Future grants of options under the 1992 Plan will be solely in the discretion of the Compensation Committee. While the Compensation Committee expects during the current year to grant Mr. Wilson an option under the 1992 Plan, the Compensation Committee has not yet determined the size or timing of such grant, nor are other future grants of options under the 1992 Plan determinable at this time.

         In addition, the Compensation Committee has recommended, and the Board of Directors has approved and is submitting to the shareholders for their approval, a further amendment to the 1992 Plan imposing a 70,000-share per-person limit on options granted under the Plan. This per-person limit is intended to conform the 1992 Plan to the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), and will apply after its approval by the shareholders so that, after such date, no person may be granted options under the 1992 Plan if, after such grant, such person will have received options under the Plan that aggregate more than the 70,000-share limit. In the past, the Company has granted options under the 1992 Plan to selected executives that have aggregated more than 70,000 shares, but under the proposed amendment the Company would be precluded from doing so in the future. Thus, the 70,000-share per-person limit would apply to any future grants to Mr. Wilson and others under the 1992 Plan.

         The Company is also seeking to have the shareholders approve a restatement of the 1992 Plan, as amended to increase the aggregate number of shares and to impose the per-person limit as described above, and to include certain minor conforming changes as noted below. The purpose of the restatement is to ensure that the shareholders have approved the entire Plan as amended for purposes of Code Section 162(m).

         The Company is not, at this time, seeking shareholder approval to extend the 1992 Plan, as amended and restated, beyond the April 15, 2002 scheduled termination of the Plan. The Compensation Committee and the Board believe that the additional 100,000 shares being added to the 1992 Plan at this time should carry the Company through April 15, 2002, but there can be no assurance that that will be the case. The Company expects that, prior to the April 15, 2002 termination of the 1992 Plan, the Company will prepare and submit to the shareholders for their approval further amendments to the 1992 Plan, or an entirely new long-term incentive plan, to enable the Company to continue to provide equity-based incentives to its employees after the expiration of the 1992 Plan.


SUMMARY OF THE PLAN AS PROPOSED TO BE AMENDED AND RESTATED

         The principal provisions of the 1992 Plan, as proposed to be amended and restated, are summarized below. The summary is qualified in its entirety by reference to the full text of the 1992 Plan. Shareholders may obtain a copy of the full text of the 1992 Plan, as proposed to be amended and restated, by contacting the Company's President and Chief Executive Officer, or from the Company's Internet Web Site at www.uslm.com.

         NUMBER OF SHARES, GRANT OF OPTIONS, AND OPTION EXERCISE PRICE. Under the 1992 Plan, which will expire on April 15, 2002, unless terminated sooner by the Board, a maximum of 480,000 shares of Common Stock may be subject to grants of options to officers and other employees of the Company and its affiliates. Options may be granted until the maximum number of shares has been exhausted or the Plan has been terminated. Options granted under the Plan may be either Incentive Stock Options (which satisfy the requirements of Code Section 422(b)) or nonqualified options (which do not satisfy such requirements). Shares of Common Stock covered by an option that expires or terminates prior to exercise are again available for grant of options. The option exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant, except that the purchase price per share of Common Stock under any Incentive Stock Option granted to an employee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the voting power of the stock of the Company or any of its affiliates must be at least 110% of the fair market value of the Common Stock on the date of grant. The last reported sale price of the Common Stock on the Nasdaq National Market on March 22, 1999 was $7.25 per share.

         ADMINISTRATION OF THE PLAN. The Plan is currently administered by the Compensation Committee. Under the 1992 Plan, as proposed to be amended and restated, any committee that administers the Plan (the "Committee") must be appointed by the Board of Directors and must consist of two or more directors of the Company, all of whom must be "Non-Employee Directors" as defined in Securities and Exchange Commission ("SEC") Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" within the meaning of Code Section 162(m) (as opposed to "disinterested persons" under the 1992 Plan as originally adopted). The Committee will determine the grants of options, the terms and provisions of the respective agreements covering such grants, and all other decisions concerning the 1992 Plan. Members of the Committee are not eligible to receive options under the 1992 Plan. The total number of employees eligible to participate in the 1992 Plan is currently estimated at 50.

         OPTION PERIOD AND TERMS OF EXERCISE OF OPTIONS. Except as otherwise provided in the 1992 Plan, options will be exercisable during such period, up to ten years after the date of grant, commencing on or after the expiration of one year from the date of the grant of such option, as the Committee shall determine. The Committee may, however, accelerate the time at which an option is exercisable without regard to its terms. Any Incentive Stock Option granted to an employee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the voting power of the stock of the Company or of any of its affiliates, shall not be exercisable after the expiration of five years from the date of grant. Generally, all rights to exercise an option will terminate within three months after the date the optionee ceases to be an employee of the Company or of an affiliate for any reason other than death or disability. In the event of an optionee's death or disability, the option will terminate within 12 months. In no event may an option be exercised after the expiration of the option period. If the employment of the optionee is terminated on account of fraud, dishonesty, or other acts detrimental to the interests of the Company or one or more of its subsidiaries, the option shall thereafter be null and void for all purposes.

         TRANSFERABILITY OF OPTIONS AND PAYMENT OF PURCHASE PRICE. Options are not transferable except by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee or his guardian or legal representative. Upon exercise of an option, the purchase price shall be paid in full in cash or, if and to the extent provided for under the option agreement for such option, in cash and/or by delivery of shares of Common Stock, including actual or deemed multiple exchanges of shares. Any cash proceeds of such exercise shall constitute general funds of the Company. Upon exercise of an option, the optionee will be required to pay to the Company the amount of any federal, state, or local taxes required by law to be withheld in connection with such exercise.

         ADJUSTMENTS UPON CHANGES IN COMMON STOCK. The 1992 Plan contains adjustment provisions applicable upon the occurrence of certain events and in accordance with applicable law. In the event the Company effects a split of the Common Stock, pays a dividend in shares of Common Stock, or combines the outstanding shares of Common Stock into a smaller number of shares, the Committee shall adjust the maximum number of shares as to which options may be granted under the 1992 Plan and, as the Plan is proposed to be amended and restated, the per-person limit for such grants proportionately, and the purchase price of and the number of shares covered by the unexercised portion of any outstanding options shall be decreased or increased proportionately so that the aggregate purchase price for all of the then-optioned shares shall remain the same as immediately prior to such split, dividend, or combination. In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff, or sale of assets) of the Company or an affiliate, the Committee (as opposed to the "Board" under the 1992 Plan as originally adopted) shall make such adjustments, if any, as it may deem appropriate in the number, purchase price, and kind of shares covered by the unexercised portions of options theretofore granted under the Plan.

         AMENDMENT AND TERMINATION OF THE 1992 PLAN. The Board may at any time amend, suspend, or terminate the 1992 Plan, except that it may not, without the approval of the shareholders, (i) abolish the Committee, change the qualifications of its members, or withdraw the administration of the Plan from the Committee's supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in the Plan in the event of an adjustment upon changes in the Common Stock as described above),
(iii) extend the term of the Plan or the maximum exercise period provided in the Plan, (iv) decrease the minimum purchase price provided in the Plan (other than as provided in the Plan in the event of an adjustment upon changes in the Common Stock as described above), or (v) materially modify the requirements as to eligibility for participation in the Plan. No termination or amendment of the Plan shall adversely affect the rights of an optionee under a previously granted option, except with the consent of such optionee.

         MODIFICATION OF OPTIONS. Subject to the terms and conditions of and within the limitations of the 1992 Plan, the Committee may modify, extend, or renew outstanding options granted under the Plan (including the conversion of an Incentive Stock Option into a nonqualified option); provided, however, that no such action shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted to such optionee (except as may be necessary, with respect to Incentive Stock Options, to satisfy the requirements of Code Section 422(b)).

         APPLICABLE LAW. The granting of options and the issuance of Common Stock upon the exercise of an option shall be subject to all applicable laws, rules, and regulations and to such approval by governmental agencies as may be required.

         UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an Incentive Stock Option. The excess of the fair market value of shares received upon the exercise of an Incentive Stock Option over the option price for such shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. If the optionee holds the shares received upon the exercise of an Incentive Stock Option for at least one year after transfer of the shares to the optionee or two years after the grant of the option, whichever is later, the optionee will recognize capital gain or loss upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price for such shares or, if less, the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

         The Company is not entitled to an income tax deduction upon the grant or exercise of an Incentive Stock Option. If an optionee disposes of the shares of stock received pursuant to the exercise of an Incentive Stock Option prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

         If an optionee uses already-owned shares of Common Stock to pay the exercise price for shares under an Incentive Stock Option, the resulting tax consequences will depend upon whether such already-owned shares of Common Stock are "statutory option stock," and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in Code Section 424(c)(3)(A). In general, "statutory option stock" (as defined in Code Section 424(c)(3)(B)) is any stock acquired through the exercise of an Incentive Stock Option or an option granted pursuant to an employee stock purchase plan, but not through the exercise of a nonqualified option. If such stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an Incentive Stock Option. If such stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of such stock unless such stock is not substantially vested within the meaning of the regulations under Code
Section 83 (in which event it appears that the optionee may recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an Incentive Stock Option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition of such statutory option stock which will result in the recognition of ordinary income by the optionee with respect to such stock.

         No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified option. Upon exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. If an optionee sells shares acquired upon exercise of a nonqualified option, the optionee will recognize capital gain or loss.

         Ordinary income recognized upon the exercise of nonqualified options will be considered compensation subject to withholding at the time such income is recognized. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

         If an optionee uses already-owned shares of Common Stock to pay the exercise price for shares under a nonqualified option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. However, if such already-owned shares of Common Stock are statutory option stock (as defined in Code Section 424(c)(3)(B)) with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

         The affirmative vote of the holders of record of a majority of the outstanding shares of Common Stock present in person or by Proxy and entitled to vote thereon at the Annual Meeting is required in order to approve the amendment and restatement of the 1992 Plan. Broker non-votes will have no effect on the vote on this matter; abstentions will have the same effect as a vote against the matter. The Board unanimously recommends that all shareholders vote FOR the approval of the amendment and restatement of the 1992 Plan.

                              INDEPENDENT AUDITORS

         The firm of Ernst & Young LLP (a limited liability partnership) audited the financial statements of the Company for the fiscal year ended December 31, 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will be given the opportunity to make a statement at the Meeting if they so desire.

         The Audit Committee of the Board of Directors is currently composed of Messrs. Brown, Cardin, and Irmscher. The Audit Committee recommends the appointment of the independent auditors to audit the Company's financial statements, meets with the independent auditors and reviews the scope and results of their audit, and reviews the fees charged by the independent auditors.

         Ratification of independent auditors by the shareholders is not required by Texas law or the Restated Articles of Incorporation or Bylaws of the Company.

                                  OTHER MATTERS

         The Board does not intend to present any other matters at the Annual Meeting and knows of no other matters that will be presented. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy Card intend to vote thereon in accordance with their best judgment.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals submitted to the Company under SEC Rule 14a-8 under the Exchange Act for inclusion in the Company's Proxy Statement for its 2000 Annual Meeting of Shareholders must be received by the Company at its office in Dallas, Texas, addressed to Herbert G.A. Wilson, President and Chief Executive Officer of the Company, not later than November 27, 1999. Such Rule 14a-8 shareholder proposals must comply with SEC rules.

         The Company must receive notice of other matters, including non-Rule 14a-8 shareholder proposals, that shareholders may wish to raise at the 2000 Annual Meeting of Shareholders by February 9, 2000. If the Company does not receive timely notice of such other matters, the Proxy holders for such meeting will retain general discretionary authority to vote on such matters under SEC rules. Such notices should be addressed to Herbert G.A. Wilson, President and Chief Executive Officer of the Company.

         The costs of solicitation of Proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone, and/or telegraph by officers and regular employees of the Company who will receive no additional compensation therefor. The Company may specifically engage a firm to aid in the solicitation of Proxies, for which services the Company would anticipate paying a standard reasonable fee plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms, and other custodians, nominees, and fiduciaries in forwarding proxy materials to beneficial owners.
                                  UNITED STATES LIME & MINERALS, INC.




                                  HERBERT G.A. WILSON
Dallas, Texas                     President and Chief Executive Officer
March 26, 1999

                                     PROXY

                      UNITED STATES LIME & MINERALS, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Edward A. Odishaw and Herbert G.A. Wilson, and either of them, Proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of UNITED STATES LIME & MINERALS, INC. standing in the name of the undersigned on March 22, 1999, at the Annual Meeting of Shareholders to be held on April 30, 1999, at the Sheraton Park Central Hotel, 7750 LBJ Freeway, Dallas, Texas 75251, and at any adjournment thereof and especially to vote on the items of business specified on the reverse side of this card, as more fully described in the Notice of the Meeting dated March 26, 1999, and the Proxy Statement accompanying the same, the receipt of which is hereby acknowledged.

     YOU ARE ENCOURAGED TO RECORD YOUR VOTE ON THE FOLLOWING ITEMS OF BUSINESS TO BE BROUGHT BEFORE THE ANNUAL MEETING, BUT YOU NEED NOT MARK ANY OVAL IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. The Proxies cannot vote your shares unless you sign, date, and return this card. Remember, you can revoke this Proxy and vote in person by attending the Annual Meeting.

                 (Continued and to be signed on reverse side.)

                     UNITED STATES LIME & MINERALS, INC.
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES IN THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                              FOR            WITHHOLD           FOR ALL
                              ALL               ALL             EXCEPT
1. ELECTION OF DIRECTORS -    [ ]               [ ]              [ ]

Nominees: J.J. Brown, T.W. Byrne, R.W. Cardin,
          A.M. Doumet, W.G. Irmscher,
          E.A. Odishaw, H.G.A. Wilson



------------------------------------------------
(Except nominee(s) written above.)


2. Approval of the 1992 Stock Option Plan, as amended and restated.


                       FOR             AGAINST          ABSTAIN
                       [ ]               [ ]              [ ]


In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND OF THE PROXY STATEMENT.

Dated:                                  , 1999
      ----------------------------------


Signature(s)
            ----------------------------------


----------------------------------------------
Please sign exactly as name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.


                             *FOLD AND DETACH HERE*


                            YOUR VOTE IS IMPORTANT!

        PLEASE MARK, SIGN, AND DATE THIS PROXY AND RETURN IT PROMPTLY
                        IN THE ACCOMPANYING ENVELOPE.

                       UNITED STATES LIME & MINERALS, INC.

                 1992 STOCK OPTION PLAN, AS AMENDED AND RESTATED

         Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its shareholders by attracting, retaining and stimulating the performance of selected Employees by giving such Employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. Unless otherwise specified in the option agreement, each Option granted under the Plan shall be treated as an Incentive Stock Option.

         Section 2. Definitions. As used herein the following terms have the following meanings:

                  (a) "Affiliate" means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (d) "Committee" means the Stock Option Committee described in
         Section 4 hereof.

                  (e) "Common Stock" means the $.10 par value Common Stock of the Company.

                  (f) "Company" means United States Lime & Minerals, Inc., a Texas corporation.

                  (g) "Employee" means an employee of the Company or an Affiliate.

                  (h) "Fair Market Value" means, unless the Committee determines otherwise in good faith, the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock reported on the National Association of Securities Dealers Automated Quotation System (the "Nasdaq Stock Market") or on any national stock exchange on which the Common Stock is then traded; or, if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a National Market security on the Nasdaq Stock Market, but is quoted on the Nasdaq Stock Market or any similar system then in use, "Fair Market Value" shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question.

                  (i) "Incentive Stock Option" means an incentive stock option within the meaning of Section 422(b) of the Code.

                  (j) "Option" means an option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

                  (k) "Optionee" means an Employee who has been granted an Option under the Plan.

                  (l) "Plan" means this United States Lime & Minerals, Inc. 1992 Stock Option Plan, as Amended and Restated.

         Section 3. Number of Shares; Per-Person Limit. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 480,000 shares of the authorized Common Stock. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall again be available for purposes of the Plan. No person may be granted Options under the Plan if, after such grant, such person will have been granted Options under the Plan that cover in the aggregate more than 70,000 shares of Common Stock.

         Section 4. Administration of the Plan. The Plan shall be administered by a Stock Option Committee which shall consist of two or more members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Code and the regulations thereunder, or any similar or successor rule, provision or regulation. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan by the Committee:

                  (a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (or action unanimously approved in writing) shall constitute action by the Committee.

                  (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

                  (c) No member of the Committee shall be eligible to receive an Option under the Plan.

                  (d) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have fall authority, subject to the express provisions of the Plan, to determine the Employees to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto and the price at which such shares may be purchased. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, his or her present and potential contributions to the success of the Company's business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

                  (e) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

         Section 5. Grant of Options. At any time and from time to time during the duration of the Plan and subject to the express provisions thereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted as an option that shall not be treated as an Incentive Stock Option.

         Section 6. Option Price and Payment. The purchase price per share of Common Stock under each Option shall be determined by the Committee in its discretion, but in no event shall such price be less than 100% of the Fair Market Value per share of Common Stock at the time the Option is granted; provided, however, that the purchase price per share of Common Stock under any Incentive Stock Option granted to an Optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock at the date of grant. Upon exercise of an Option, the purchase price shall be paid in full in cash or, if and to the extent provided for under the option agreement for such Option, in cash and/or by delivery of shares of Common Stock already owned by the Optionee having an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price, including an actual or deemed multiple series of exchanges of such shares. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

         Section 7. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the Optionee's employment with the Company or an Affiliate for any reason other than death or disability, or (iii) the expiration of one year from the date of the termination of the Optionee's employment with the Company or an Affiliate by reason of death or disability. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any Option granted hereunder to an Optionee shall expire and become null and void immediately upon such Optionee's termination of employment with the Company or an Affiliate by reason of such Optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate. Any Incentive Stock Option granted to an Optionee who, at the time such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any Option to any date following the date of grant.

         Section 8. Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee, or if the Optionee is legally incompetent, by the Optionee's legal representative.

         Section 9. Termination of Employment. Transfers of employment between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any option agreement evidencing an Option shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

         Section 10. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan and the per-person limit on Option grants set forth in
Section 3 hereof shall be decreased or increased proportionately. In the event that, before delivery by the Company of all of the shares of Common Stock in respect of which an Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the then-optioned shares shall remain the same as immediately prior to such split, dividend or combination.

         In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, the Committee shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

         Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from April 16, 1992, the date of adoption of the Plan by the Board. No Options may be granted after the termination of the Plan. The Board may alter or amend the Plan but may not without the approval of the shareholders of the Company make any alteration or amendment thereof which operates (i) to abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from the Committee's supervision,
(ii) to increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in Section 10 hereof), (iii) to extend the term of the Plan or the maximum exercise period provided in Section 7 hereof, (iv) to decrease the minimum purchase price provided in Section 6 hereof (other than as provided in Section 10 hereof) or (v) to materially modify the requirements as to eligibility for participation in the Plan.

         No termination or amendment of the Plan shall adversely affect the rights of an Optionee under a previously granted Option, except with the consent of such Optionee.

         Section 12. Modification of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan (including the conversion of an Incentive Stock Option into a nonqualified stock option), or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee, except as may be necessary, with respect to Incentive Stock Options, to satisfy the requirements of Section 422(b) of the Code.

         Section 13. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

         Section 14. Investment Letter. The Company's obligation to deliver Common Stock with respect to an Option shall be conditioned upon the Company's receipt from the Employee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Committee may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Employee in compliance with the Securities Act of 1933, as amended, and other applicable federal, state or local securities laws or regulations.

         Section 15. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate, and any Option granted hereunder shall be null and void.